RESOLUTIONS AMENDING THE WALGREEN CO.

RESTRICTED PERFORMANCE SHARE PLAN

WHEREAS, under Subsection 10.1 of the Walgreen Co. Restricted Performance Share Plan (herein called the "Plan"), the Board of Directors of this Company reserved the right to amend the Plan, and

WHEREAS, the Board of Directors has determined that certain clarifying changes are desirable, and

WHEREAS, a form of amendment entitled

Walgreen Restricted Performance Share Plan

Amendment No. 5

has this day been presented to this meeting.

NOW THEREFORE, be it resolved, that the form of amendment of the plan this day presented to this meeting be and is hereby approved, and that said amendment be and is hereby adopted effective October 9, 1996.

I.

Subsection 4.2 of the Plan shall be amended to read as follows:

"4.2 Stock Splits/Stock Dividends. In the event of any change in the outstanding Shares of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares, or the like, the aggregate number of and class of Shares that may be issued pursuant to any provision of this Plan that is expressed in terms of a specified number of Shares or that may be issued pursuant to any grant hereunder may be appropriately adjusted by the Committee, whose determination shall be conclusive."

BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this Company be and hereby is directed to sign a copy of the form of amendment presented to this meeting for the purpose of identifying it and file such copy so identified with the papers relating to this meeting.

In all other respects, except as otherwise set forth, the Plan shall remain in force and effect.

* * * * * *